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                                                                     Exhibit 4.3












                               ROADWAY CORPORATION
                             NONEMPLOYEE DIRECTORS'
                              EQUITY OWNERSHIP PLAN


















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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I         DEFINITIONS................................................1

         1.1    Definitions..................................................1

ARTICLE II        GENERAL TERMS..............................................4

         2.1    Purpose of the Plan..........................................4

         2.2    Stock Subject to the Plan....................................4

         2.3    Administration of the Plan...................................4

         2.4    Eligibility and Limits.......................................5

ARTICLE III       TERMS OF AWARDS............................................5

         3.1    Terms and Conditions of All Awards...........................5

         3.2    Terms and Conditions of Options..............................6

         3.3    Terms and Conditions of Restricted Stock.....................7

         3.4    Hardship.....................................................8

         3.5    Fractional Shares............................................8

ARTICLE IV        RESTRICTIONS ON STOCK......................................8

         4.1    Escrow of Shares.............................................8

         4.2    Forfeiture of Shares.........................................9

ARTICLE V         GENERAL PROVISIONS.........................................9

         5.1    Withholding..................................................9

         5.2    Changes in Capitalization; Merger; Liquidation...............9

         5.3    Restrictions on Delivery and Sale of Shares; Legends........10

         5.4    Right of First Refusal......................................11

         5.5    Reinvestment of Dividends...................................11

         5.6    Beneficiary Designation.....................................11

         5.7    Proceeds and Expenses.......................................11

         5.8    Severability................................................11

         5.9    Non-alienation of Benefits..................................11

         5.10   Amendments and Other Matters................................11

         5.11   Stockholder Approval........................................12

         5.12   Choice of Law...............................................12

         5.13   Effective Date of Plan......................................12


                                      -i-

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                               ROADWAY CORPORATION
                             NONEMPLOYEE DIRECTORS'
                              EQUITY OWNERSHIP PLAN


Roadway Corporation hereby establishes this Plan to be called the Roadway Corporation Nonemployee Directors' Equity Ownership Plan to encourage certain nonemployee Directors of the Company to acquire common stock of the Company and thus provide an incentive for continuation of the efforts of the nonemployee Directors for the success of the Company and its subsidiaries and to further the interests of shareholders.

                                   ARTICLE I

                                   DEFINITIONS

         1.1 DEFINITIONS. Whenever used herein, the masculine pronoun shall be deemed to include the feminine, the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

             (a) "ADMINISTRATOR" means the Compensation and Nominating Committee of the Board or any successor committee designated by the Board.

             (b) "AWARD" means any Option or Restricted Stock granted under the Plan.

             (c) "AWARD AGREEMENT" means an agreement between the Company and a Participant or other documentation evidencing an Award.

             (d) "BENEFICIARY" means the person or persons designated by a Participant to exercise an Award in the event of the Participant's death while a nonemployee Director of the Company, or in the absence of such designation, the executor or administrator of the Participant's estate.

             (e) "BOARD" means the Board of Directors of the Company.

             (f) "CHANGE IN CONTROL" of the Company means any of the following:

                 (1) a filing pursuant to any federal or state law in connection with any tender offer for shares of the Company (other than a tender offer by the Company);

                 (2) the merger, consolidation or reorganization of the Company into or with another corporation or other legal person, if as a result of such merger, consolidation or reorganization less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction by reason of their ownership of Voting Stock of the Company;


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                 (3) the sale or transfer by the Company of all or substantially all of its assets to another company or other legal person, if as a result of such sale or transfer less than 50% of the combined voting power of the then-outstanding securities of such company immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer by reason of their ownership of Voting Stock of the Company;

                 (4) the adoption of any resolution of reorganization or
             dissolution of the Company by its shareholders;

                 (5) the filing of a report on Schedule 13D or Schedule 14D-1
             (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange
             Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock");

                 (6) the filing of a report or proxy statement by the Company with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction;

                 (7) if during any period of two consecutive years, individuals who at the beginning of such period constituted the directors of the Company cease for any reason to constitute a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors of the Company at the beginning of any such period; or

                 (8) the occurrence of any other event or series of events, which event or series of events, in the opinion of the Board, will, or is likely to, if carried out, result in a change in control of the Company;

             provided, however, a "Change in Control" will not be deemed to have occurred, either (i) solely because (A) the Company, (B) a subsidiary of the Company, or (C) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 50% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership, or (ii) solely because of a change in control of any subsidiary by which a Participant is employed. Notwithstanding the foregoing provisions of Paragraphs (1)-(5) of this Subsection, if, prior to any event described in Paragraphs (1)-(5) of this Subsection instituted by any person not an officer or director of the Company, or prior to any disclosed proposal instituted by any person not an officer or director of the Company which could lead to any such event, management proposes any restructuring of the Company which ultimately leads to an event described in Paragraphs (1)-(5) of this Subsection pursuant to such management proposal, then a "Change in Control" will not be deemed to have occurred for purposes of the Plan. If any "Change in Control" is abandoned, the Board, may, by notice to the Participants, nullify the effect thereof.

             (g) "CODE" means the Internal Revenue Code of 1986, as amended.

             (h) "COMPANY" means Roadway Corporation, a Delaware corporation.

             (i) "FAIR MARKET VALUE" means, with respect to a share of Stock, the last transaction price per share as quoted by the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), for a day specified herein for which such fair market value is to be calculated or if there was no transaction price of such shares so quoted for such day, on the most recent preceding day on which there was such a so quoted transaction price.

             (j) "OPTION" means a stock option described in Section 3.2.

             (k) "PARTICIPANT" means an individual who is selected by the Administrator to receive an Award hereunder.

             (l) "PLAN" means the Roadway Corporation Nonemployee Directors' Equity Ownership Plan.

             (m) "RESTRICTED STOCK" means Stock awarded pursuant to Section 3.3 as to which neither the substantial risk of forfeiture nor the restrictions on the transfer referred to in Section 3.3 has expired.

             (n) "RULE 16b-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect), as in effect from time to time.

             (o) "STOCK" means the Company's common stock, $0.01 par value, and any security into which Stock may be converted by reason of any transaction or event of the type referred to in Section 5.2.

             (p) "VESTED" means that an Award is nonforfeitable and, where appropriate, exercisable, with regard to a designated number of shares of Stock.

                                   ARTICLE II

                                  GENERAL TERMS

         2.1 PURPOSE OF THE PLAN. The Plan is intended to (a) provide incentive to nonemployee Directors of the Company to stimulate their efforts toward the continued success of the Company and the Subsidiaries and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company and its subsidiaries; (b) encourage stock ownership by nonemployee Directors by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock; and (c) provide a means of attracting, retaining and rewarding nonemployee Directors.

         2.2 STOCK SUBJECT TO THE PLAN.

             (a) Subject to adjustment in accordance with Section 5.2, 100,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved and subject to issuance under the Plan, which may be Stock of original issuance or Stock held in treasury or a combination thereof. At no time shall the Company have outstanding Awards and shares of Stock issued in respect to Awards in excess of the Maximum Plan Shares; provided, however, that the Maximum Plan Shares (1) may be supplemented by shares of Stock authorized but not granted under the following Company plans: Equity Ownership Plan, Management Incentive Stock Plan, 2001 Employee Stock Purchase Plan, Nonemployee Directors' Stock Option Plan and Nonemployee Directors' Equity and Deferred Compensation Plan ("stock related plans") and (2) shall be reduced by any Maximum Plan Shares used to grant awards under any other stock related plans in excess of the shares authorized under such other plans. To the extent permitted by law, the shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited, canceled or expires or terminates for any reason without becoming Vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan. Notwithstanding the foregoing, in no event shall the sum of all Shares granted hereunder, out of the 800,000 Shares authorized pursuant to the amendment to the Equity Ownership Plan on the date hereof and the establishment of this Plan, as Restricted Shares, Awards other than Options and Stock Appreciation Rights under the Equity Ownership Plan, and Required Retainer Shares and Voluntary Deferral Shares under the Nonemployee Directors' Equity and Deferred Compensation Plan exceed 600,000 Shares.

             (b) Upon the full or partial payment of any Exercise Price (as defined in Section 3.2(a)) by the transfer to the Company of shares of Stock or upon satisfaction of tax withholding provisions in connection with any such exercise or any other payment made or benefit realized under the Plan by the transfer or relinquishment of shares of Stock, there shall be deemed to have been issued or transferred under the Plan only the net number of shares of Stock actually issued or transferred by the Company.

             (c) Upon payment in cash of the benefit provided by any Award, any shares of Stock that were covered by such Award shall again be available for issuance or transfer hereunder.


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

             (d) Subject to adjustment as provided in Section 5.2, the maximum number of shares of Stock covered by awards under the Plan granted to any Participant during any period of three consecutive calendar years shall not exceed 500,000 shares of Stock.

         2.3 ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Administrator. The Administrator shall have such powers as may be necessary to discharge its duties hereunder. The Administrator may, from time to time, employ, appoint or delegate to an agent or agents (who may be an officer or officers of the Company) and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Company. The Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided under the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. No member of the Administrator shall act in respect of his own Award. All decisions and determinations by the Administrator shall be final and binding on all parties. No member of the Administrator shall be liable for any such action taken or determination made in good faith. All decisions of the Administrator shall be made by the vote of the majority, including actions and writing taken without a meeting. All elections, notices and directions under the Plan by a Participant shall be made on such forms as the Administrator shall prescribe.

         2.4 ELIGIBILITY AND LIMITS. All nonemployee Directors of the Company shall be eligible for grants under the Plan.

                                  ARTICLE III

                                 TERMS OF AWARDS

         3.1 TERMS AND CONDITIONS OF ALL AWARDS.

             (a) AWARD. The number of shares of Stock as to which an Award shall be granted shall be determined by the Administrator in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan.

             (b) AWARD AGREEMENT. Each Award shall be evidenced by an Award Agreement in such form as the Administrator may determine is appropriate, subject to the provisions of the Plan.

             (c) DATE OF GRANT. The date an Award is granted shall be the date on which the Administrator has approved the terms and conditions of the Award Agreement and has determined the recipient of the Award and the number of shares covered by the Award and has taken all such other action necessary to complete the grant of the Award.

             (d) VESTING. The Administrator may provide for a vesting schedule in any Award Agreement. Any Award may provide for the earlier exercisability of such rights in the event of the retirement or death of the Participant. Unless otherwise determined by the Administrator at or after grant, no Option shall be exercisable during the 6 months following the date of the granting of the Option.

             (e) CHANGE IN CONTROL. The Administrator, in its discretion, may provide at the time of a grant of any Award that the terms of the award, including, but not limited to, the method of determining Fair Market Value, or the date on which an Award vests or becomes exercisable, may be modified in the event of a Change in Control.

             (f) TRANSFERABILITY. Awards shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant. Notwithstanding the preceding sentence, the Administrator may, in its sole discretion, authorize all or a portion of the Stock Options to be granted to a Participant to be on terms which permit transfer by such Participant to (1) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (2) a trust or trusts for the exclusive benefit of such Immediate Family Members, (3) a partnership in which such Immediate Family Members are the only partners, or (4) other persons or entities, provided that (i) the agreement pursuant to which such Options are transferred must be approved by the Administrator, and must expressly provide for transferability in a manner consistent with the preceding sentence, and (ii) subsequent transfers of transferred Options shall be prohibited except those in accordance with the preceding sentence. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.

         3.2 TERMS AND CONDITIONS OF OPTIONS.

             (a) OPTION PRICE. Subject to adjustment in accordance with Section
5.2 and the other provisions of this Section, the exercise price (the "Exercise Price") per share of the Stock purchasable under any Option shall be as set forth in the applicable Award Agreement which amount shall not be less than the Fair Market Value on the date the Option is granted.

             (b) OPTION TERM. Any Option granted shall not be exercisable after the expiration of ten years after the date the Option is granted. The Administrator may specify a shorter term and state such term in the Award Agreement.

             (c) PAYMENT. Payment for all shares of Stock purchased pursuant to exercise of an Option shall be made in any form or manner authorized by the Administrator in the Award Agreement or by amendment thereto, including, but not limited to, cash in the form of currency or certified or cashier's check or other acceptable cash equivalents, by delivery to the Company of a number of shares of Stock (including by attestation) which have been owned by the holder for at least six months prior to the date of exercise having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price or by tendering a combination of cash and Stock. The holder of an Option, as such, shall have none of the rights of a stockholder.

             (d) PAYMENT WITH RESTRICTED STOCK. Any grant may provide that payment of the Exercise Price may also be made in whole or in part in the form of shares of Restricted Stock or other Stock that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Administrator whenever any Exercise Price is paid in whole or in part by means of any of the forms of consideration specified in this Subsection, the shares of Stock received by the Participant upon the exercise of the Options shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Participant; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of shares of Stock received by the Participant as applied to the forfeitable or restricted Stock surrendered by the Participant.

             (e) CASHLESS EXERCISE. Any Award may provide for deferred payment of the Exercise Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the shares of Stock to which the exercise relates.

             (f) SUCCESSIVE GRANTS. Successive grants may be made to the same Participant regardless of whether any Options previously granted to such Participant remain unexercised.

             (g) CASH OUT. Upon receipt of written notice to exercise, the Administrator may elect to cash out all or part of the portion of the Options to be exercised by paying the Participant an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the Exercise Price (the "Spread Value") on the effective date of such cash-out. In addition, the Administrator may, at or after the date of grant (with the consent of the Participant if after the date of grant), require that all or part of the shares of Stock to be issued with respect to the Spread Value of an exercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock determined without regard to the forfeiture restriction involved.

             (h) CONDITIONS TO THE EXERCISE. Each Option granted under the Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Administrator shall specify in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Administrator, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term notwithstanding any provision of the Stock Agreement to the contrary.

         3.3 TERMS AND CONDITIONS OF RESTRICTED STOCK. Awards of Restricted Stock and restrictions or conditions applicable to such Award, if any, shall be as the Administrator determines, and the certificate for such shares shall bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Award, the Administrator shall have the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Administrator may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of an Award pursuant to this Section or may grant an Award pursuant to this Section without the requirement of a cash payment.

             (a) RIGHTS ATTRIBUTABLE TO RESTRICTED STOCK. Each Award shall constitute an immediate transfer of the ownership of shares of Stock to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

             (b) TERMS OF AWARD. Each Award shall provide that the shares of Restricted Stock covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Code Section 83 for a period to be determined by the Administrator on the date of grant;

provided, however, that subsequent to the date of grant, the Administrator, at any time before the lapse of the "substantial risk of forfeiture," may provide for the earlier termination of such period, including without limitation, in the event of a Change in Control or other similar transaction or event. If the Administrator conditions the nonforfeitability of shares of Restricted Stock upon service alone, such vesting may not occur before three years from the date of grant of such shares of Restricted Stock.

             (c) TRANSFERABILITY. Each Award shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the shares of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed by the Administrator on the date of grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Company or provisions subjecting the shares of Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

             (d) DIVIDENDS. Any Award may require that any or all dividends or other distributions paid on the shares of Restricted Stock during the period of such restrictions be automatically sequestered. Such distribution may be reinvested on an immediate or deferred basis in additional shares of Stock, which may be subject to the same restrictions as the underlying award or such other restrictions as the Administrator may determine.

             (e) CERTIFICATES. Unless otherwise directed by the Administrator, all certificates representing shares of Restricted Stock, together with a stock power that shall be endorsed in blank by the Participant with respect to such shares, shall be held in custody by the Company until all restrictions thereon lapse.

         3.4 HARDSHIP. Notwithstanding any other provision of this Article to the contrary, in the event of hardship or other special circumstances of a Participant who holds an Option that is not immediately and fully exercisable, any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed or any shares of Stock that are subject to any transfer restriction pursuant to Section 3.3(c), the Administrator may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any Award.

         3.5 FRACTIONAL SHARES. The Company shall not be required to issue any fractional shares of Stock pursuant to the Plan. The Administrator may provide for the elimination of fractions or for the settlement thereof in cash.

                                   ARTICLE IV

                              RESTRICTIONS ON STOCK

         4.1 ESCROW OF SHARES. Any certificates representing the shares of Stock issued under the Plan shall be issued in the Participant's name, but, if the Award Agreement so provides, the shares of Stock shall be held by a custodian designated by the Administrator (the "Custodian"). Each Award Agreement providing for transfer of shares of Stock to the Custodian shall appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the Award Agreement, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the Award Agreement. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the Award Agreement, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian shall, as the Administrator may provide in the Award Agreement, be paid directly to the Participant or, in the alternative, be retained by the Custodian until the expiration of the term specified in the Award Agreement and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or the Company, as applicable.

             4.2 FORFEITURE OF SHARES. Notwithstanding any vesting schedule set forth in any Award Agreement, in the event that the Participant violates any provision of the Award Agreement, all unexpired, unpaid forfeitable or deferred Awards made pursuant to the Plan shall be forfeited; provided, however, that the Company shall return to the Participant the lesser of any consideration paid by the Participant in exchange for Stock issued to the Participant pursuant to the Plan or the then Fair Market Value of the Stock forfeited hereunder.

                                   ARTICLE V

                               GENERAL PROVISIONS

         5.1 WITHHOLDING. The Company shall deduct from all cash payments made to a Participant or other person under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company shall have the right to require the Participant or such other person to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Award. The Participant or such other person may pay the withholding tax in cash, or, if the Award Agreement provides, the Participant or such other person may also elect to reduce the number of shares of Stock he is to receive by, or with respect to an Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of an Award (a "Withholding Election"). The Participant or such other person may make a Withholding Election only if both of the following conditions are met:

             (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Administrator; and

             (b) Any Withholding Election made will be irrevocable; provided, however, the Administrator may in its sole discretion approve and give no effect to the Withholding Election.

         5.2 CHANGES IN CAPITALIZATION; MERGER; LIQUIDATION.

             (a) The number of shares of Stock reserved for the grant of Options and Restricted Stock; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of outstanding Options and upon vesting or grant, as applicable, of Restricted Stock Awards and the Exercise Price of each outstanding Option may be proportionately adjusted as the Administrator in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that would otherwise result from any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

             (b) In the event of a merger, consolidation or other reorganization of the Company or tender offer for shares of Stock, the Administrator may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, reorganization or tender offer, including, without limitation, the kind of shares (including shares of another issuer) covered by an Award, the substitution of new Awards, the termination or adjustment of outstanding Awards, the acceleration of Awards or the removal of restrictions on outstanding Awards.

             (c) The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

             (d) The Administrator may on or after the date of grant provide in the Award Agreement that the Participant may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Administrator may provide that the Participant will automatically be entitled to receive such an equivalent award. In any case, such substitution of securities shall not require the consent of any person who is granted Awards pursuant to the Plan.

         5.3 RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS. Each Award is subject to the condition that if at any time the Administrator, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Administrator may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that shares will not be disposed of


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

except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

         5.4 RIGHT OF FIRST REFUSAL. At the time of grant, the Administrator may provide in connection with any grant made under the Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any shares of Stock that the Participant wishes to sell, with the price being the then Fair Market Value of the shares of Stock, subject to such other terms and conditions as the Administrator shall specify at the time of grant.

         5.5 REINVESTMENT OF DIVIDENDS. The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 2.2 for such reinvestment (taking into account then outstanding Option Awards and Awards of Restricted Stock granted under the Plan).

         5.6 BENEFICIARY DESIGNATION. The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

         5.7 PROCEEDS AND EXPENSES. The proceeds received by the Company from the sale of shares of Stock pursuant to the exercise of Stock Options shall be used for general corporate purposes. The Company shall bear any expenses associated with the administration of the Plan.

         5.8 SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

         5.9 NON-ALIENATION OF BENEFITS. Other than as specifically provided in
Section 3.1(f), no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

         5.10 AMENDMENTS AND OTHER MATTERS.

              (a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of any national securities exchange or national quotation system upon which the Stock is traded or quoted will not be effective unless and until such approval has been obtained. Presentation of the Plan or any amendment thereof for shareholder approval may not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without shareholder approval.


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

              (b) The Administrator shall not, without the further approval of stockholders of the Company, authorize the amendment of any outstanding Option to reduce the Exercise Price. Furthermore, no Option shall be canceled and replaced with grants having a lower Exercise Price without the further approval of stockholders of the Company.

         5.11 STOCKHOLDER APPROVAL. The Plan will be submitted to the stockholders of the Company for their approval within 12 months before or after the adoption of the Plan by the Board.

         5.12 CHOICE OF LAW. The laws of the State of Delaware shall govern the Plan, to the extent not preempted by federal law.

         5.13 EFFECTIVE DATE OF PLAN. The Plan became effective on January 1, 2002.

              The undersigned does hereby execute the Roadway Corporation Nonemployee Directors' Equity Ownership Plan.

                             ROADWAY CORPORATION

                             By:   /s/ J. Dawson Cunningham
                                 ----------------------------------------

                             Title:  Vice President and Chief Financial Officer
                                     ------------------------------------------
Attest:

/s/ John J. Gasparovic
-------------------------
Secretary

         [CORPORATE SEAL]




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